RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          COYOTE NETWORK SYSTEMS, INC.

         The corporation was originally incorporated under the name Roy Minor Corporation and its original certificate of incorporation was filed with the Secretary of State of Delaware on January 25, 1961.

         This Restated Certificate of Incorporation has been duly adopted by the board of directors of the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware to restate and integrate but not further amend the certificate of incorporation of the corporation as heretofore amended. Upon the filing of this Restated Certificate of Incorporation with the Secretary of State, the corporation's original certificate of incorporation, as theretofore amended or supplemented, shall be superseded; and thenceforth, this Restated Certificate of Incorporation shall be the certificate of incorporation of the corporation.

                                    ARTICLE I

         The  name  of  the   corporation   (hereinafter   referred  to  as  the
"Corporation") is COYOTE NETWORK SYSTEMS, INC.

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of stock of all classes which the corporation shall have authority to issue is 20,000,000, of which 5,000,000 shares shall be shares of Preferred Stock, $.01 par value per share, and 15,000,000 shares shall be shares of Common Stock, $1.00 par value per share.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock of the Corporation are as follows:

         1. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware, including, without limitation, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or noncumulative) at such rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         2. All shares of the Common Stock of the Corporation shall be identical and, except as otherwise required by law or as otherwise provided in the resolution or resolutions, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

         The Board of Directors of the Corporation has provided for the issuance of a series of 700 shares of Preferred Stock designated as "5% Series A
Convertible Preferred Stock" The voting powers, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions of the 5% Series A Convertible Preferred Stock are as follows:

                  Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as 5% Series A Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 700 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have a par value of $.01 and a stated value of $10,000 (the "Stated Value").

                  Section 2.        Dividends.

     (a) Holders shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year during the term hereof (each a "Dividend Payment Date"), commencing on September 30, 1998 and thereafter, upon the earlier to occur of a Dividend Payment Date and a Conversion Date (as defined herein), in cash or shares of Common Stock (as defined in Section 8) at, subject to the terms and conditions set forth herein, the option of the Company. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 8), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Any dividends not paid on any Dividend Payment Date shall continue to accrue and shall be due and payable upon conversion of the Preferred Stock. A party that holds shares of Preferred Stock on a Dividend Payment Date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date. All overdue accrued and unpaid dividends and other amounts due herewith shall entail a late fee at the rate of 15% per annum (to accrue daily, from the date such dividend is due hereunder through and including the date of payment). Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares held by each Holder. The Company shall provide the Holders notice of its intention to pay dividends in cash or shares of Common Stock not less than 10 Trading Days prior to any Dividend Payment Date for so long as shares of Preferred Stock are outstanding. If dividends are paid in shares of Common Stock, the number of shares of Common Stock issuable on account of such dividend shall equal the cash amount of such dividend on such Dividend Payment Date divided by the Conversion Price (as defined below) on such date.

     (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends on the Preferred Stock (and must deliver cash in respect thereof) if:

          (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to pay such dividends in shares of Common Stock;

          (ii) such shares of Common Stock are not registered for resale pursuant to an effective Underlying Securities Registration Statement (as defined in Section 8) and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the Holders and such transfer agent (such shares, "Restricted Shares"), provided, that the Company shall be entitled, prior to the earlier to occur of (A) the Effectiveness Date (as defined in the Registration Rights Agreement) and (B) the date the Underlying Securities Registration Statement is declared effective by the Securities and Exchange Commission (the "Commission"), to issue Restricted Shares in payment of dividends on the Preferred Stock, provided, however, that, no later than three (3) Trading Days following the date the Underlying Securities Registration Statement is declared effective by the Securities and Exchange Commission, the Company shall replace any Restricted Shares issued in payment of dividends on the Preferred Stock with the equivalent stock certificates evidencing such shares of Common Stock issued in payment of dividends on the Preferred Stock which shall be free of any restrictive legend;

          (iii) the Common Stock is not then Actively Traded (as defined in Section 8) or listed for trading on the New York Stock Exchange, American Stock Exchange, Nasdaq National Market or Nasdaq SmallCap Market (each a "Subsequent Market");

          (iv)  the  Company  has  failed  to  timely   satisfy  its  conversion
     obligations hereunder; or

          (v) the issuance of such shares of Common Stock would result in the recipient thereof beneficially owning, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the `Exchange Act"), more than 4.999% of the then issued and outstanding shares of Common Stock.

     (c) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities (as defined in Section 8), nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities (unless, in the case of pari passu securities, the Preferred Stock receives such amount on a pro rata basis with such other pari passu securities).

                  Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of two thirds of all of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with or senior to the Preferred Stock, (d) amend its Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (e) increase the authorized number of shares of Preferred Stock, or (f) enter into any agreement with respect to the foregoing.

                  Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all due but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of
Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

                  Section 5.        Conversion.

          (a)(i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iii) hereof) at the Conversion Ratio (as defined in Section 8) at the option of the Holder, at any time and from time to time, from and after the 120th day following the Original Issue Date (the "Initial Conversion Date"), thereafter any conversions of Preferred Stock are limited in each monthly period to 25% of the number of shares of Preferred Stock originally issued to the Holder on the Original Issue Date, on a cumulative basis (for example, during the first month following the Initial Conversion Date, the Holder may convert up to 25% of the number of shares of Preferred Stock issued to it on the Original Issue Date and during the first two (2) months following the Initial Conversion Date the Holder may convert up to 50% of the number of shares of Preferred Stock issued to it on the Original Issue Date). Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

          (ii) Automatic Conversion. Subject to the provisions in this paragraph, all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on the third anniversary of the Original Issue Date at the Conversion Price on such date. The conversion contemplated by this paragraph shall not occur if
     (a) (1) an Underlying Securities Registration Statement is not then effective or (2) the Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Company shall have defaulted on its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Notwithstanding the foregoing, the three-year period for conversion under this Section shall be extended (on a day-for-day basis) for any Trading Days after the earlier of (i) the Effectiveness Date, and (ii) the date the Underlying Securities Registration Statement is declared effective by the Commission that the Purchaser is unable to resell Underlying Shares under an Underlying Securities Registration Statement due to (a) the Common Stock not being Actively Traded or not listed on any Subsequent Market , (b) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission by the Effectiveness Date, or (c) if an Underlying Securities Registration Statement shall have been declared effective by the Commission, (x) the failure of such Underlying Securities Registration Statement to remain effective at all times thereafter as to all Underlying Shares, or (y) the suspension of the Holder's ability to resell Underlying Shares thereunder.

          (iii) Certain Conversion Restrictions. (A)(1) The Holder shall not convert shares of Preferred Stock to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Preferred Stock held by such Holder after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this Section. The provisions of this Section will not apply to any conversion pursuant to Section 5 (a)(ii) hereof, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Rule 13D or 13G, as are required by applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

     (2) The Holder shall not convert shares of Preferred Stock to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Preferred Stock held by such Holder after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this Section. The provisions of this Section will not apply to any conversion pursuant to Section 5 (a)(ii) hereof, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company, and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

          (B) If on any Conversion Date (A) the Common Stock is listed for trading on the Nasdaq SmallCap Market or the Nasdaq National Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding shares of Preferred Stock and as payment of dividends thereon in shares of Common Stock, together with any shares of the Common Stock previously issued upon conversion of shares of Preferred Stock and as payment of dividends thereon, would equal or exceed 20% of the number of shares of the Common Stock outstanding on the Original Issue Date (such number of shares as would not equal or exceed such 20% limit, the "Issuable Maximum" and any such Conversion Date, the "Record Date"), and

     (C) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of The Nasdaq Stock Market (or any success entity) applicable to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book or fair market value of the Common Stock, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of Common Stock in excess of the Issuable Maximum (the "Excess Stated Value"), the Company shall, within three (3) days of the Record Date, provide the converting Holder with a notice (the "Notice") as to whether or not it has elected to use its best efforts to obtain the Shareholder Approval applicable to such issuance. If the Company shall either (i) fail to provide the converting Holder with the Notice within three (3) days of the Record Date, or (ii) indicate in the Notice that it does not intend to obtain the Shareholder Approval applicable to such issuance, or (iii) fail to obtain the Shareholder Approval applicable to such issuance prior to the 60th day following the Record Date, the converting Holder shall have the option to require the Company to either
     (1) if the Company has not prior thereto attempted and failed to obtain the Shareholder Approval in accordance with this Section, use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (2)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the Excess Stated Value, plus accrued and unpaid dividends on all shares of Preferred Stock being converted, divided by (y) the closing sales price of the Common Stock on the Original Issue Date, and
     (ii) cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and (y) the number of shares of Common Stock in excess of such Holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder in respect of such conversion but for the provisions of this Section (such amount of cash being hereinafter referred to as the "Discount Equivalent"), or (3) pay cash to the converting Holder in an amount equal to the Mandatory Redemption Amount (as defined in Section 8) for the Excess Stated Value. If the Company fails to pay the Discount Equivalent or the Mandatory Redemption Amount, as the case may be, in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 15% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

          (iv)(1) Subject to compliance with the conditions set forth in paragraph (2) of this Section 5(a)(iv), if the Conversion Price applicable to a conversion at the option of the Holder is less than $5.50, the Company shall have the option of either (i) converting all of the shares of Preferred Stock specified in the Conversion Notice into shares of Common Stock, as provided in Section 5(a)(i), (ii) paying such Holder within three
     (3) Trading Days of the Conversion Date cash in the amount equal to the product of (A) the number of Underlying Shares into which the shares of Preferred Stock specified in the Conversion Notice would otherwise be convertible and (B) the closing sales price of the Common Stock on the Conversion Date or (iii) converting certain of the shares of Preferred Stock specified in the Conversion Notice into shares of Common Stock (the shares of Preferred Stock not so converted, called the "Non-Converted Preferred Shares") and paying such Holder cash in the amount equal to the product of (A) the number of Underlying Shares into which the Non-Converted Preferred Shares would otherwise be convertible and (B) the closing sales price of the Common Stock on the Conversion Date.

     (2) The Company may not pay cash in lieu of issuing Underlying Shares upon conversions of Preferred Stock or as payment of dividends thereon (and must deliver Underlying Shares in respect thereof) unless the Company shall, no later than the Trading Day prior to the Conversion Date, have delivered by facsimile to the Holders a notice stating its intention to pay such cash in lieu and setting forth the total amount of cash it intends to pay for such purpose. The Company's ability to pay cash in lieu of issuing Underlying Shares upon a conversion of Preferred Stock and as payment of dividends thereon shall be limited to the amount indicated in such notice. The Company may state in a notice under this Section that such notice shall remain in effect either for a defined period of time or until revoked in writing by the Company. Holders shall be affected by any such notice pro rata in accordance with the shares of Preferred Stock then held by them. If the Company shall have elected to pay cash in lieu of issuing Underlying Shares upon a conversion of Preferred Stock and shall have failed to deliver payment of the amount of such cash due on account of such conversion by the third (3rd) Trading Day following such election pursuant to Section 5(b)(iv) hereof, the Holder shall be entitled to demand delivery within three (3) Trading Days thereafter of the Common Stock issuable upon conversion of such Preferred Stock.

          (b)(i) Not later than three (3) Trading Days after any Conversion Date and subject to Sections 5(a)(iii)-(iv), the Company will deliver to the Holder (i) except where the Company is permitted pursuant to Section 5(a)(iv) to pay cash in lieu of issuing Underlying Shares upon conversion, a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to the limitations set forth in Section 5(a)(iii)(B), (ii) one or more certificates representing the number of shares of Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued and unpaid dividends in cash),
     (iv) if the Company has elected and is permitted hereunder to pay accrued and unpaid dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement), representing such shares of Common Stock, and (v) if the Company is permitted and has elected pursuant to Section 5(a)(iv) to pay cash in lieu of issuing Underlying Shares upon a conversion of Preferred Stock, payment by wire transfer of immediately available funds to an account designated by the Holder for such purpose of an amount equal to the amount due pursuant to Section 5(a)(iv) in respect of such conversion (in the event the amount of cash permitted to be paid by the Company in accordance with Section 5(a)(iv) is not sufficient to cover the conversion in full of shares of Preferred Stock tendered for such conversion, the Company shall issue Underlying Shares in respect of such excess in accordance with subparagraph (i) of this Section); provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

          (ii) Except  where the  Company is  permitted  and has  elected  under
     Section 5(a)(iv) to pay solely cash in lieu of Underlying Shares upon conversion hereunder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the fourth
     (4th) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $2,500 for each day after such fourth (4th) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Preferred Stock or as payment of dividends thereon by the fourth (4th) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue Underlying Shares pursuant to Section 5(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such Underlying Shares will be subject to the provision of this Section.

          (iii) In addition to any other rights available to the Holder and except where the Company is permitted and has elected under Section 5(a)(iv) to pay solely cash in lieu of Underlying Shares upon conversion hereunder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the fourth (4th) Trading Day after the Conversion Date, and if after such fourth (4th) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds
     (y) the aggregate stated value of the shares of Preferred Stock for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate stated value of the shares of Preferred Stock, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

          (c)(i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of
     (a) the Initial Conversion Price (as defined in Section 8), and (b) 87% (the "Discount Rate") multiplied by the average of the three (3) lowest Per Share Market Values during the ten (10) Trading Day period immediately preceding the applicable Conversion Date, provided, however, that such ten
     (10) Trading Day period shall be extended for the number of Trading Days, if any, during such period in which (A) trading in the Common Stock was not Actively Traded or suspended from such Subsequent Market on which the Common Stock is then listed, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares. If: (a) an Underlying Securities Registration Statement is not filed on or prior to the Filing Date (if the Company files such Underlying Securities Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a)), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed," or not subject to further review, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), or (d) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as defined in the Registration Rights Agreement), without being succeeded within ten
     (10) days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (e) the Common Stock shall fail to be Actively Traded, or (f) the Common Stock shall be delisted or suspended from trading on any Subsequent Market on which the Common Stock is then listed for more than three (3) Business Days (which need not be consecutive days), (g) the conversion rights of the Holders are suspended for any reason or (h) an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (any such failure or breach being referred to as an "Event," and for purposes of clauses (a), (c), (e) and
     (g) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (h) the date which such 10 day-period is exceeded, or for purposes of clause (f) the date on which such three (3) Business Day-period, is exceeded, being referred to as "Event Date"), then on the Event Date and each monthly anniversary thereof until such time as the applicable Event is cured, the Company shall, within five (5) Business Days of each such date, either (x) pay to the Holder, in cash, 2% of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder, as liquidated damages and not as a penalty, or (y) each of the Initial Conversion Price and the Discount Rate shall be decreased by 2% on the Event Date and on each monthly anniversary thereof until such time as the applicable Event is cured (i.e., the Discount Rate would decrease to 85% as of the Event Date and 83% as of the one month anniversary of the Event Date); provided, that, commencing on the second month anniversary of the Event Date, the Holder (and not the Company) shall have the right to require either further cumulative 2% discounts to continue or require the Company to pay the 2% cash amounts referenced in clause (x) above until such time as the Event in question is cured. Any decrease in the Initial Conversion Price and Discount Rate pursuant to this Section shall remain in effect notwithstanding the fact that the Event causing such decrease has been subsequently cured and further monthly decreases have ceased. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

          (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities (in the case of pari passu securities, only if such dividend or distribution is not also made on a pro rata basis to the Preferred Stock) payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Initial Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration shall be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

          (iv) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while any shares of Preferred Stock are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, provided, that no such adjustment shall be made in the case of issuances by the Company of Common Stock Equivalents pursuant to Section 3.11(a)(i)-(vi) of the Purchase Agreement (the "Permitted Issuances"), provided, however, that an issuance of by the Company of Common Stock Equivalents, in connection with an acquisition by the Company of non-affiliated third parties, shall not constitute a Permitted Issuance if a Shareholder Approval is required by the applicable rules and regulations of The Nasdaq Stock Market (or any success entity) applicable to approve such acquisition.

          (v) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iv) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, if the Holders of a majority in interest of the Preferred Stock dispute such valuation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          (vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (vii) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(i),(ii),(iii),(iv), or (v) the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (viii) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

          (ix) If (a) the Company shall declare a dividend (or any other distribution) on its Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock, (c) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (x) If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined in Section 8) or
     (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 33% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert shares of Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Per Share Market Value on the five Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price that would otherwise have been in effect on the Conversion Date for such Preferred Stock but for the application of this section. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

          (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable, subject to the legend requirements of Section 3.1(b) of the Purchase Agreement.

          (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (f) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          (g) Shares of Preferred Stock converted into Common Stock shall be canceled. The Company may not reissue any shares of Preferred Stock.

          (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (New York City Time) on any date and earlier than 11:59 p.m. (New York City Time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

                  Section 6.        Optional Redemption.

          (a) The Company shall have the right, exercisable at any time upon 20 Trading Days' notice (an "Optional Redemption Notice") to the Holders of the Preferred Stock given at any time after the Original Issue Date to redeem all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price equal to the Optional Redemption Price (as defined below). The entire Optional Redemption Price shall be paid in cash. Holders may convert (and the Company shall honor such conversions in accordance with the terms hereof) any shares of Preferred Stock, including shares subject to an Optional Redemption Notice, during the period from the date thereof through the 20th Trading Day after the receipt of an Optional Redemption Notice, provided, however, that in the event that the Optional Redemption Price is not paid in full prior to the expiration of the 20th Trading Day after the receipt of an Optional Redemption Notice, such conversion rights shall continue to exist as if no Optional Redemption Notice were delivered.

          (b) If any portion of the Optional Redemption Price shall not be paid by the Company by the 20th Trading Day after the delivery of an Optional Redemption Notice, the Optional Redemption Notice with regard to such unpaid portion shall be null and void and ab initio. In such event, the Company shall not again be permitted to exercise any optional redemption rights with respect to the Preferred Stock without the consent of the Holders.

          (c) "Optional Redemption Price" shall equal the sum of (i) the greater of (A) 125% of the aggregate -------------------------- Stated Value of the shares of Preferred Stock to be redeemed and all accrued and unpaid dividends thereon, and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Optional Redemption Notice, or (y) the date of payment in full by the Company of the Optional Redemption Price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Optional Redemption Notice, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

                  Section 7.        Redemption Upon Triggering Events.

          (a) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of
     (i) the Mandatory Redemption Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of dividends hereunder and then held by the Holder and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater (the "Redemption Price"). The Redemption Price shall be due and payable within ten (10) days of the date on which the notice for the payment therefor is provided by a Holder.

          (b) If the Company fails to pay the redemption price hereunder in full pursuant to this Section within seven (7) days after the date when due in accordance with the terms of Section 7(a), the Company will pay interest thereon at a rate of 15% per annum, accruing daily from such seventh day until the redemption price, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof.

          (c) A "Triggering Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

          (i) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

          (ii) if, during the Effectiveness Period, the effectiveness of the Underlying Securities Registration Statement lapses for any reason, or the Holder shall not be permitted to resell Registrable Securities under the Underlying Securities Registration Statement;

          (iii) the failure of the Common Stock to be Actively Traded or, if the Common Stock shall have become listed on a Subsequent Market, the delisting or the suspension from trading of the Common Stock from such Subsequent Market for more than three (3) Business Days (which need not be consecutive Business Days);

          (iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 10th day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any Preferred Stock in accordance with the terms hereof;

          (v) (A) the Company shall consummate a Change of Control Transaction, or shall sell (in one or a series of related transactions) all or substantially all of its assets (whether or not such sale would constitute a Change of Control Transaction), provided, that (x) the Company shall notify the Holder if it enters into an agreement for such a transaction,
     (y) the agreement for such transaction shall explicitly state that the redemption contemplated by this Section shall be made in full at the time of the consummation of such transaction and (z) if such transaction is consummated, the dated used for calculating the Per Share Market Value used in calculating the Redemption Price shall be the date on which (i) the Company enters into an agreement for such transaction, (ii) such transaction is consummated, or (iii) the Redemption Price is paid in full, whichever of such dates contemplated in clauses (i), (ii) or (iii) above yields the greatest Per Share Market Value, or (B) the Company shall redeem more than a de minimis number of shares of Common Stock or other Junior Securities (other than redemptions of Underlying Shares);

          (vi) an Event shall not have been cured to the satisfaction of the Holders prior to the expiration of thirty (30) days from the Event Date relating thereto;

          (vii) the Company shall fail for any reason to deliver the certificate or certificates required pursuant to Section 5(b)(iii) or the cash pursuant to a Buy-In within seven (7) days after notice is deemed delivered hereunder;

          (viii) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder; or

          (ix) the Consolidated Tangible Net Worth of the Company as of any date on which any shares of Preferred Stock are outstanding (the "Determination Date") shall be less than the sum of (A) the aggregate Redemption Price as of the Determination Date for all of the shares of Preferred Stock then outstanding, and (B) $1,500,000, unless the Company within 10 days of the Determination Date provides written notice to the Holder that the Company irrevocably elects to redeem in whole the Company's 11.25% Subordinated Debentures due 2002 issued pursuant to the Indenture, dated as of January 1, 1992, between the Company and National City Bank, as trustee, excluding any amendments thereto (the "Indenture") and the Company subsequently redeems such Subordinated Debentures in whole in accordance with the terms and conditions of the Indenture.

               Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

               "Actively Traded" shall mean, on any date of determination, that the average daily trading volume of the Common Stock for the previous three (3) months is greater than 75,000 shares of Common Stock.

                  "Change of Control Transaction" means the occurrence of any of
(i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 33% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                  "Common Stock" means the Company's common stock, par value $1.00 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Consolidated Subsidiary" means a subsidiary of the Company whose financial statements are included in the most recent annual consolidated financial statements of the Company.

                  "Consolidated Tangible Net Worth" means the total of all assets appearing on a consolidated balance sheet of the Company and all Consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles less the sum of (i) the book value of all assets of the Company and all of its Consolidated Subsidiaries which would be treated as intangibles under generally accepted accounting principles including, without limitation, such items as goodwill, trademarks, trade names, service marks, copyrights, patents and licenses and rights with respect to the foregoing but excluding as an intangible any item representing the deferred portion of expenses incurred in connection with the issuance of indebtedness, (ii) all liabilities of the Company and all of its Consolidated Subsidiaries determined in accordance with generally accepted accounting principles, and (iii) the portion of the total of all assets of all of the Company's Consolidated Subsidiaries are attributable to minority interests (excluding any portion of the assets referred to in (i) above attributable to minority interests).

                  "Conversion Ratio" means, at any time, a fraction, the numerator of which is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid late fees thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and the denominator of which is the Conversion Price at such time.

                  "Initial Conversion Price" means $6.32.

                  "Junior Securities" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Preferred Stock.

                  "Mandatory Redemption Amount" for each share of Preferred Stock means the sum of (i) the greater of (A) 125% of the Stated Value and all accrued and unpaid dividends with respect to such share, and (B) the product of
(a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or (y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

                  "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on such Subsequent Market on which the Common Stock is then listed or quoted, as reported by Bloomberg Information Services, Inc. (or any successor entity succeeding to its function of reporting prices), or if there is no such price on such date, then the closing bid price on such Subsequent Market on the date nearest preceding such date, as reported by Bloomberg Information Services, Inc. (or any successor entity succeeding to its function of reporting prices), or (b) if the Common Stock is not then listed or quoted on a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) and as listed on Bloomberg Information Services, Inc. (or any successor entity succeeding to its function of reporting prices), at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) and as listed on Bloomberg Information Services, Inc. (or any successor entity succeeding to its function of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holder of the Preferred Stock.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the original Holder of the Preferred Stock.

                  "Trading Day" means (a) a day on which the Common Stock is traded on such Subsequent Market on which the Common Stock is then listed or quoted, as reported on Bloomberg Information Services, Inc. (or any successor entity succeeding to its function of reporting prices), or (b) if the Common Stock is not listed on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, as reported on Bloomberg Information Services, Inc. (or any successor entity succeeding to its function of reporting prices), or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices) and as listed on Bloomberg Information Services, Inc. (or any successor entity succeeding to its function of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Underlying Securities Registration Statement" means a registration statement that meets the requirement of the Registration Rights Agreement and registers the resale of all Underlying Shares by the recipient thereof, who shall be named as a "selling stockholder" thereunder.

                  "Underlying Shares" means, collectively, the shares of Common Stock into which the Shares are convertible and the shares of Common Stock issuable upon payment of dividends thereon in accordance with the terms hereof.

                                    ARTICLE V

         The term of existence of the Corporation shall be perpetual.

                                   ARTICLE VI

         The stockholders may hold their meetings, annual or special, within or without the State of Delaware as may be provided in the By-Laws, and the Board of Directors or any Committee thereof may hold all or any of their meetings within or without the State of Delaware at such places as the By-Laws or the Board of Directors may designate. The Corporation may have one or more offices and keep any of the books of the Corporation subject to the provisions of the laws of the State of Delaware within or without the State of Delaware at such places as may from time to time be designated by the Board of Directors. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                                   ARTICLE VII

         The Corporation shall possess and may exercise all the powers and privileges granted by the General Corporation Law or by any other law of the State of Delaware at the time in force or by this Restated Certificate of Incorporation, together with any powers incidental thereto, so far as such powers and such privileges are necessary or convenient to the conduct, promotion or attainment of the purpose set forth in Article III of this Restated Certificate of Incorporation.

                                  ARTICLE VIII

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Delaware, of this Restated Certificate of Incorporation, and of the By-Laws of the Corporation.
                                   ARTICLE IX

         The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, indemnify all persons whom this Corporation may indemnify pursuant thereto.

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived and improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE X

         All transactions between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be valid to the full extent permitted by the General Corporation Law of the State of Delaware.

                                   ARTICLE XI

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reservation.

                                   ARTICLE XII

         The Board of Directors shall be divided into 3 classes; the term of office of the directors of the 1st class to expire at the annual meeting of shareholders to be held in 1988; that of the 2nd class to expire at the annual meeting of shareholders to be held in 1989; and that of the 3rd class to expire at the annual meeting of shareholders to be held in 1990. At each annual meeting starting in 1988 the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the 3rd succeeding annual meeting. The number of directors of the corporation shall be six. This number of directors may be changed only by the affirmative vote of (i) the holders of at least 75% of the shares of the corporation entitled to vote on such change, or (ii) a majority of the directors in office at the time of the vote. When the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

         A director may be removed from office only for cause, and only by affirmative vote of a majority of the shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation, and such adjudication is no longer subject to direct appeal.

         All nominations for election to the Board of Directors, including any nomination to fill a vacancy (whether created by an increase in the number of directors, a resignation of a Director or the removal of a Director, or otherwise), other than those made by the remaining directors then in office, must be made at a meeting of shareholders called for the election of directors.

         Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Chairman of the Board or the Secretary, or the Board of Directors.

         This Article XII may be altered, amended or repealed only by the affirmative vote of not less than seventy-five percent (75%) of the shares present or represented at an annual or special meeting of the stockholders at which a quorum is in attendance.

     IN WITNESS WHEREOF, COYOTE NETWORK SYSTEMS, INC. has caused this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary, this 4th day of September, 1998.

                                   COYOTE NETWORK SYSTEMS, INC.


                            BY     /s/ Daniel W. Latham
                                   -------------------------------------
                                   Daniel W. Latham
                                   President and Chief Operating Officer
Attest:

/s/ Brian A. Robson
---------------------------
Brian A. Robson, Secretary